EXHIBIT 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

101 California Street, Floor 38
San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

William H. McDavid

General Counsel

270 Park Avenue

New York, New York 10017

Tel: (212) 270-2611

(Name, address and telephone number of agent for service)

The Bank of New York Company, Inc.

(Exact name of obligor as specified in its charter)

New York	13-2614959
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

One Wall Street
New York, New York	10269
(Address of principal executive offices)	(Zip Code)

DEBT SECURITIES

(Title of the indenture securities)

Item 1.    General Information.

Furnish the following information as to the trustee:

(a)    Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b)    Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.    Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.    List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.

Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.

Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 13th of January 2003

J. P. Morgan Trust Company, National Association

By:	/s/ Elaine D. Renn
Elaine D. Renn Vice President

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Exhibit 7.    Report of Condition of the Trustee.

Consolidated Report of Condition of J.P. Morgan Trust Company, N.A., (formerly Chase Manhattan Bank and Trust Company, N.A.)

(Legal Title)

Located at    1800 Century Park East, Ste. 400    Los Angeles,    CA            90067

(Street)                                                      (City)   (State)         (Zip)

as of close of business on    September 30, 2002

ASSETS DOLLAR AMOUNTS IN THOUSANDS

($000)
Assets
Cash and Due From Banks	$9,685
Securities	101,834
Loans and Leases	141,553
Premises and Fixed Assets	5,549
Intangible Assets	154,231
Other Assets	27,391

Total Assets	$440,243

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Liabilities
Deposits	$91,278
Other Liabilities	42,911

Total Liabilities	134,189
Equity Capital
Common Stock	600
Surplus	277,263
Retained Earnings	28,186

Total Equity Capital	306,054

Total Liabilities and Equity Capital	$440,243

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